			Chubb Group of Insurance Companies			DECLARATIONS
						FINANCIAL INSTITUTION INVESTMENT
			15 Mountain View Road, Warren, New Jersey 07059			COMPANY ASSET PROTECTION BOND

NAME OF ASSURED (including its Subsidiaries):						Bond Number: 82180787

TORTOISE POWER & ENERGY INFRASTRUCTURE FUND, INC.
						FEDERAL INSURANCE COMPANY

11550 ASH STREET, SUITE 300						Incorporated under the laws of Indiana
LEAWOOD, KS 66211						a stock insurance company herein called the COMPANY
						Capital Center, 251 North Illinois, Suite 1100
						Indianapolis, IN 46204-1927

ITEM 1.	BOND PERIOD:		from	12:01 a.m. on	July 31, 2009
			to	12:01 a.m. on	February 25, 2010

ITEM 2.	LIMITS OF LIABILITY--DEDUCTIBLE AMOUNTS:

	If “Not Covered” is inserted below opposite any specified INSURING CLAUSE, such INSURING CLAUSE
	and any other reference shall be deemed to be deleted. There shall be no deductible applicable to any
	loss under INSURING CLAUSE 1. sustained by any Investment Company.

							DEDUCTIBLE
	INSURING CLAUSE					LIMIT OF LIABILITY		AMOUNT
	1	.	Employee			$600,000		$0
	2	.	On Premises			$600,000		$10,000
	3	.	In Transit			$600,000		$10,000
	4	.	Forgery or Alteration			$600,000		$10,000
	5	.	Extended Forgery			$600,000		$10,000
	6	.	Counterfeit Money			$600,000		$10,000
	7	.	Threats to Person			$ Not Covered	$
	8	.	Computer System			$600,000		$10,000
	9	.	Voice Initiated Funds Transfer Instruction			$600,000		$10,000
	10	.	Uncollectible Items of Deposit			$600,000		$10,000
	11	.	Audit Expense			$25,000		$10,000

ITEM 3.	THE LIABILITY OF THE COMPANY IS ALSO SUBJECT TO THE TERMS OF THE FOLLOWING
	ENDORSEMENTS EXECUTED SIMULTANEOUSLY HEREWITH:
	1-4

IN WITNESS WHEREOF, THE COMPANY has caused this Bond to be signed by its authorized officers, but it shall not be valid unless also signed by an authorized representative of the Company.

Secretary

Countersigned by

ICAP Bond (5-98) - Federal
Form 17-02-1421 (Ed. 5-98)	Page 1 of 1

Effective date of
this endorsement: July 31, 2009	FEDERAL INSURANCE COMPANY
	Endorsement No.: 1 Bond
	To be attached to and form a part of Bond
	Number:	82180787

Issued to: TORTOISE POWER & ENERGY INFRASTRUCTURE FUND, INC.
COMPLIANCE WITH APPLICABLE TRADE SANCTION LAWS RIDER
It is agreed that this insurance does not apply to the extent that trade or economic sanctions or other laws or regulations prohibit the coverage provided by this insurance.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Form 14-02-9228 (Ed. 4/2004)

		ENDORSEMENT/RIDER
Effective date of
this endorsement/rider: July 31, 2009	FEDERAL INSURANCE COMPANY
	Endorsement/Rider No.	2	Bond
	To be attached to and
	form a part of Bond No.	82180787

Issued to: TORTOISE POWER & ENERGY INFRASTRUCTURE FUND, INC.
	DELETING VALUATION-OTHER PROPERTY AND AMENDING CHANGE OR MODIFICATION
ENDORSEMENT
In consideration of the premium charged, it is agreed that this Bond is amended as follows:
1 .	The paragraph titled Other Property in Section 9, Valuation, is deleted in its entirety.
2 .	The third paragraph in Section 16, Change or Modification, is deleted in its entirety and replaced with the following:
	If this Bond is for a joint ASSURED, no change or modification which would adversely affect the
	rights of the ASSURED shall be effective prior to sixty (60) days after written notice has been
	furnished to all insured Investment Companies and the Securities and Exchange Commission,
Washington, D.C., by the COMPANY.

The title and any headings in this endorsement/rider are solely for convenience and form no part of the terms and conditions of coverage.
All other terms, conditions and limitations of this Bond shall remain unchanged.

17-02-2437 (12/2006) rev. Page 1

FEDERAL INSURANCE COMPANY
Endorsement No: 3 Bond
				Bond Number:	82180787
NAME OF ASSURED: TORTOISE POWER & ENERGY INFRASTRUCTURE FUND, INC.

TERMINATION-NONRENEWAL-NOTICE ENDORSEMENT
It is agreed that this Bond is amended as follows:
1	.	By adding to Section 13., Termination, the following:
"Termination By The Company
Bonds In Effect For More Than Sixty (60) Days
If this Bond has been in effect for more than sixty (60) days, or, if this Bond is a renewal, the COMPANY may terminate by providing written notice of cancellation at least sixty (60) days before the effective date of termination for at least one of the following reasons:
		1	.	Nonpayment of premium;
		2	.	Discovery of fraud or material misrepresentation in obtaining this Bond or in the presentation of a claim thereunder;
		3	.	Discovery of willful or reckless acts or omissions or violation of any provision of this Bond on the part of the ASSURED which substantially and materially increases any hazard insured against, and which occurred subsequent to the inception of the current BOND PERIOD;
		4	.	Conviction of the ASSURED of a crime arising out of acts increasing the hazard insured against;
		5	.	Material change in the risk which increases the risk of loss after insurance coverage has been issued or renewed, except to the extent that the COMPANY should reasonably have foreseen the change, or contemplated the risk when the contract was written;
		6	.	Determination by the Commissioner that the continuation of the Bond would jeopardize a
COMPANY'S solvency or would place the COMPANY in violation of the insurance laws of any state;
		7	.	Determination by the Commissioner that continuation of the present premium volume of the
COMPANY would jeopardize the COMPANY'S policyholders, creditors or the public;
		8	.	Such other reasons that are approved by the Commissioner;
		9	.	Determination by the Commissioner that the COMPANY no longer has adequate reinsurance to meet the ASSUREDS needs;
		10	.	Substantial breaches of contractual duties, conditions or warranties; or
		11	.	Unfavorable underwriting facts, specific to the ASSURED, existing that were not present at the inception of the Bond.

ICAP Bond
Form 17-02-1360 (Rev. 10-99)	Page 1

Bonds In Effect Sixty (60) Days Or Less
If this Bond has been in effect for sixty (60) days or less, and it is not a renewal Bond, the COMPANY may terminate for any reason by providing written notice of termination at least sixty (60) days before the effective date of termination.
Notice Of Termination
Notice of termination under this Section shall be mailed or delivered, by certified mail, return receipt provided by the United States Postal Service, to the ASSURED and to the authorized agent or broker, if any, at least sixty (60) days prior to the effective date of cancellation at the address shown on the
DECLARATIONS of this Bond.
If this Bond is cancelled for nonpayment of premium, the COMPANY will mail or deliver, by certified mail, return receipt provided by the United States Postal Service, a written notice at least thirty (30) days before the effective date of cancellation. The cancellation notice shall contain information regarding the amount of premium due and the due date, and shall state the effect of nonpayment by the due date.
Cancellation shall not be effective if payment of the amount due is made prior to the effective date of cancellation.
All notice of cancellation shall state the reason(s) for cancellation.
There is no liability on the part of, and no cause of action of any nature shall arise against, the
COMPANY, its authorized representatives, its employees, or any firm, person or corporation furnishing to the COMPANY, information relating to the reasons for cancellation or nonrenewal, for any statement made by them in complying or enabling the COMPANY to comply with this Section, for the provision of information pertaining thereto, or for statements made or evidence submitted at any hearings conducted in connection therewith, if such information was provided in good faith and without malice.
Notice Of Nonrenewal
If the COMPANY elects not to renew this Bond, the COMPANY shall mail or deliver written notice, by certified mail, return receipt, provided by the United States Postal Service, to the ASSURED, at his last known address, at least sixty (60) days before the expiration date or before the anniversary date, if this
Bond has been written for a term of more than one (1) year. Such notice shall also be mailed to the
ASSURED'S agent or broker, if any.
Such notice shall contain all of the following:
a.	Bond Number:
b.	Date of Notice;
c.	Reason for Cancellation;
d.	Expiration Date of the Bond;
e.	Effective Date and Hour of Cancellation.
Notice of nonrenewal shall not be required if the COMPANY or a COMPANY within the same insurance group has offered to issue a renewal Bond, the ASSURED has obtained replacement coverage or has agreed in writing to obtain replacement coverage, the ASSURED has requested or agreed to nonrenewal, or the Bond is expressly designated as nonrenewable.

ICAP Bond
Form 17-02-1360 (Rev. 10-99)	Page 2

Return Premium Calculations

Any unearned premiums which have been paid by the ASSURED shall be refunded to the ASSURED on a pro rata basis if terminated by the COMPANY or the ASSURED. The unearned premiums shall be refunded to the ASSURED within forty-five (45) days of receipt of the request for cancellation or the effective date of cancellation, whichever is later.

Conditional Renewal
If the COMPANY offers or purports to renew the Bond, but on less favorable terms or at higher rates, the new terms or higher premiums may take effect on the renewal date, if the COMPANY mails or delivers by certified mail, return receipt provided by the United States Postal Service, to the ASSURED,
notice of the new terms or premiums at least sixty (60) days prior to the renewal date. If the COMPANY notifies the ASSURED within sixty (60) days prior to the renewal date, the new terms or premiums do not take effect until sixty (60) days after the notice is mailed or delivered, in which case, the ASSURED may elect to cancel the renewal Bond within the sixty (60) day period. If the COMPANY does not notify the ASSURED of the new terms or premiums, the COMPANY shall continue the Bond at the expiring terms and premiums until notice is given or until the effective date of replacement coverage is obtained by the ASSURED, whichever occurs first.”

2	.	It is further understood and agreed that for the purposes of Section 13., Termination, any occurrence listed in this Section shall be considered to be a request by the ASSURED to immediately terminate this
Bond.

This Endorsement applies to loss discovered after 12:01 a.m. on July 31, 2009.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

ICAP Bond
Form 17-02-1360 (Rev. 10-99)	Page 3

FEDERAL INSURANCE COMPANY
Endorsement No.: 4 Bond
Bond Number:	82180787
NAME OF ASSURED: TORTOISE POWER & ENERGY INFRASTRUCTURE FUND, INC.

KANSAS AMENDATORY ENDORSEMENT
It is agreed that this Bond is amended by deleting paragraph d in its entirety from Section 7., Notice-Proof-
Legal Proceedings Against Company, and substituting the following:
"d Legal proceedings for the recovery of any loss under this Bond shall not be brought prior to the expiration of sixty (60) days after the proof of loss is filed with the COMPANY or after the expiration of five (5) years from the discovery of such loss."

This Endorsement applies to loss discovered after 12:01 a.m. on July 31, 2009.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

State Amendatory - General Use Form 17-02-1424 (Ed. 1-97)

Important Notice:

The SEC Requires Proof of Your Fidelity Insurance Policy

Your company is now required to file an electronic copy of your fidelity insurance coverage
(Chubb’s ICAP Bond policy) to the Securities and Exchange Commission (SEC), according to rules adopted by the SEC on June 12, 2006.

Chubb is in the process of providing your agent/broker with an electronic copy of your insurance policy as well as instructions on how to submit this proof of fidelity insurance coverage to the
SEC. You can expect to receive this information from your agent/broker shortly.

The electronic copy of your policy is provided by Chubb solely as a convenience and does not affect the terms and conditions of coverage as set forth in the paper policy you receive by mail.
The terms and conditions of the policy mailed to you, which are the same as those set forth in the electronic copy, constitute the entire agreement between your company and Chubb.

If you have any questions, please contact your agent or broker.

Form 14-02-12160 (ed. 7/2006)

IMPORTANT NOTICE TO POLICYHOLDERS

All of the members of the Chubb Group of Insurance companies doing business in the United
States (hereinafter “Chubb”) distribute their products through licensed insurance brokers and agents
(“producers”). Detailed information regarding the types of compensation paid by Chubb to producers on
US insurance transactions is available under the Producer Compensation link located at the bottom of the page at www.chubb.com, or by calling 1-866-588-9478. Additional information may be available from your producer.

Thank you for choosing Chubb.

10-02-1295 (ed. 6/2007)

POLICYHOLDER
DISCLOSURE NOTICE OF
TERRORISM INSURANCE COVERAGE
(for policies with no terrorism exclusion or sublimit)
You are hereby notified that, under the Terrorism Risk Insurance Act (the “Act”), effective
December 26, 2007, this policy makes available to you insurance for losses arising out of certain acts of terrorism. Terrorism is defined as any act certified by the Secretary of the
Treasury, in concurrence with the Secretary of State and the Attorney General of the
United States, to be an act of terrorism; to be a violent act or an act that is dangerous to human life, property or infrastructure; to have resulted in damage within the United
States, or outside the United States in the case of an air carrier or vessel or the premises of a United States Mission; and to have been committed by an individual or individuals as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion.

You should know that the insurance provided by your policy for losses caused by acts of terrorism is partially reimbursed by the United States under the formula set forth in the
Act. Under this formula, the United States pays 85% of covered terrorism losses that exceed the statutorily established deductible to be paid by the insurance company providing the coverage.

However, if aggregate insured losses attributable to terrorist acts certified under the Act exceed $100 billion in a Program Year (January 1 through December 31), the Treasury shall not make any payment for any portion of the amount of such losses that exceeds
$100 billion.

10-02-1281 (Ed. 1/2003)

If aggregate insured losses attributable to terrorist acts certified under the Act exceed
$100 billion in a Program Year (January 1 through December 31) and we have met our insurer deductible under the Act, we shall not be liable for the payment of any portion of the amount of such losses that exceeds $100 billion, and in such case insured losses up to that amount are subject to pro rata allocation in accordance with procedures established by the Secretary of the Treasury.

The portion of your policy’s annual premium that is attributable to insurance for such acts of terrorism is: $ -0-.

If you have any questions about this notice, please contact your agent or broker.

10-02-1281 (Ed. 1/2003)